UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 17, 2008

MACY’S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 17, 2008, Macy's, Inc. ("Macy's") announced that it and its wholly owned subsidiary, Macy's Retail Holdings, Inc. ("MRHI"), entered into an Amendment and Restatement Agreement (the "Restatement Agreement") with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and paying agent, and Bank of America, N.A., as administrative agent, under the Amended and Restated Credit Agreement dated as of August 30, 2007 (the "Credit Agreement"), among Macy’s, MRHI, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and paying agent, and Bank of America, N.A., as administrative agent.  The Restatement Agreement, dated as of December 18, 2008, provides that, subject to the satisfaction or waiver of specified conditions, the Credit Agreement will be amended and restated effective as of January 5, 2009 (as so amended and restated, the “Amended Credit Agreement”).

The amendment and restatement of the Credit Agreement will have no effect on the size or maturity of the credit facility, the commitments of the lenders thereunder or the letters of credit currently outstanding thereunder.

Under the Amended Credit Agreement, the Company will be required to maintain (1) a ratio of consolidated EBITDA to consolidated net interest expense of no less than 3.00 to 1.00 through October 30, 2010 and 3.25 to 1.00 thereafter, and (2) a ratio of consolidated indebtedness to consolidated EBITDA of no more than 4.90 to 1.00 through October 31, 2009, 4.75 to 1.00 from November 1, 2009 to October 30, 2010 and 4.50 to 1.00 thereafter, all as calculated in accordance with the provisions of the Amended Credit Agreement.  These requirements will replace the requirements in the Credit Agreement that currently require the Company to maintain a ratio of consolidated EBITDA to consolidated net interest expense of no less than 3.25 to 1.00 and a ratio of consolidated net debt to the sum of consolidated net debt plus consolidated net worth of no more than 0.62 to 1.00.

The Amended Credit Agreement will also contain certain new or amended covenants that will provide for, among other things, limitations on subsidiary indebtedness, limitations on liens and sale/leaseback transactions, limitations on dividends or other distributions in respect of equity interests and repurchases of equity interests, and limitations on specified intercompany transactions.

All obligations of MRHI under the Amended Credit Agreement will be guaranteed by existing and future domestic subsidiaries of MRHI, subject to such guarantees being released in specified circumstances.

Macy's will pay the lenders a customary fee for entering into the Amended Credit Agreement. In addition, fees and interest rates under the Amended Credit Agreement will increase.

The foregoing disclosure is qualified in its entirety by reference to the Amendment and Restatement Agreement and form of Amended Credit Agreement, which are attached hereto as Exhibit 10.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number 10.01

Description

Amendment and Restatement Agreement, dated as of December 18, 2008, among Macy's, Inc., Macy's Retail Holdings, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and paying agent, and Bank of America, N.A., as administrative agent.

MACY’S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY’S, INC.

Dated: December 17, 2008	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary

Index to Exhibits

Index Number

10.01

Amendment and Restatement Agreement, dated as of December 18, 2008, among Macy's, Inc., Macy's Retail Holdings, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and paying agent, and Bank of America, N.A., as administrative agent.